THE WYETH
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                          As Amended to March 11, 2002

I.       PURPOSE
         The purpose of the Supplemental Executive Retirement Plan of Wyeth ("Supplemental Plan") is to provide a means of supplementing the benefits of the non-union employees who participate in the Wyeth Retirement Plan - United States and/or the Wyeth Retirement Plan - Canada (individually and collectively "Wyeth Plan") and who also participate in the Performance Incentive Award Plan ("PIA Plan").

II.      ADMINISTRATION
         The Retirement Committee of the Corporation shall administer the Supplemental Plan and shall have the full authority to determine all questions arising in connection with the Plan, including its interpretation. The Committee's decisions shall be conclusive and binding on all persons. The Committee may adopt procedural rules and may employ and rely on legal counsel, actuaries, accountants and any other agents as may be deemed to be advisable to assist in the administration of the Supplemental Plan.

III.     PARTICIPATION
         Any participant in the PIA Plan shall be eligible to receive benefits from the Supplemental Plan whenever his or her benefits from the Supplemental Plan formula exceed the amount of benefits provided under the Wyeth Plan. The benefits of this Supplemental Plan are available only to employees actively at work on or after October 28, 1982.

IV.      SUPPLEMENTAL PLAN FORMULA

          A. The benefit payable under the Supplemental Plan to an employee who did not reach his Normal Retirement Date prior to October 1, 1981, shall be equal to the difference between:

                  (i) the annual benefit which would be calculated, without respect to any option election, calculated to be payable as of the qualification date, under the "Final Average Annual Pension Earnings" formula (Formula E) of the Wyeth Plan - United States (or Formula C of the Wyeth Plan - Canada) assuming the "Rate of Annual Earnings" as defined in each Wyeth Plan included the annual PIA Plan award granted in each Plan Year to which such "Rate of Annual Earnings" applies,

                                       and

                  (ii) the annual benefit actually payable, under each Wyeth Plan, as of the qualification date, without respect to any option election.

                  For the purpose of the above "qualification date" means the earliest of (i) the date of termination of employment, (ii) the retirement date and (iii) the Normal Retirement Date.

          B. The annual benefit payable under the Supplemental Plan, to an employee who reached his Normal Retirement Date prior to October 1, 1981, shall be equal to the difference between:

                  (i) the annual benefit which would be calculated, without respect to any option election, to be payable as of the Normal Retirement Date, under the 2%/2.67% Career Average Pension Earnings formula (Formula B) of the Wyeth Plan, assuming the "Rate of Annual Earnings", as defined in the Wyeth Plan included the annual PIA Plan award granted in each Plan Year to which such "Rate of Annual Earning" applies,

                                       and

                  (ii) the annual benefit actually payable under the Wyeth Plan, as of the Normal Retirement Date, without respect to any option election.

                  The Supplemental Plan benefit shall be payable in accordance with the same terms and conditions which are applicable to the participant's benefit under the Wyeth Plan, including vesting and whatever optional benefits he or she may elect or have elected, in the same manner and to the same extent as provided in such Wyeth Plan.

          C. Effective as of April 1, 2001, an election by a Participant to receive a distribution of his or her benefit under the Plan in the form of a lump sum shall be effective six (6) months after the date of his or her retirement (and effective April 1, 2002, twelve (12) months after his or her retirement) (the "Deferral Period"). The plan benefit of a Participant shall be credited with interest on a quarterly basis during the Deferral Period based upon the interest rate being used to determine the value of the Refund Feature under the Wyeth Retirement Plan on the date of the commencement of the Deferral Period. Such interest rate shall be adjusted during the Deferral Period to reflect changes to the interest rate being used to determine the Refund Feature under the Wyeth Retirement Plan. In the event a Participant dies during the Deferral Period, his or her plan benefit shall be paid to his or her designated beneficiary in a lump sum payment as soon as practicable after such death, and shall be adjusted for include for interest credited during the Deferral Period.

               Notwithstanding the foregoing, a Participant may elect upon his or her retirement, in lieu of receiving a lump sum distribution from the Supplemental Plan, to transfer all or any portion of his or her plan benefit to the Wyeth Deferred Compensation Plan on the terms and conditions set forth therein, in accordance with the election procedure set forth in that plan.

V.       TERMINATION

         The Supplemental Plan may be terminated or amended at any time by the Retirement Committee of the Corporation, provided that benefits vested prior to such termination or amendment shall remain unaffected unless provided for under a qualified or other non-qualified plan.